Exhibit 99.1

NEWS RELEASE	6113 Lemmon, Dallas, Texas 75209
Tel 214.956.4511 • Fax 214.956.4446
	Contact:	David Tehle
Executive Vice President and
Chief Financial Officer

FOR IMMEDIATE RELEASE

HAGGAR QUARTERLY SALES INCREASE 15%

                DALLAS, TX (January 28, 2003) — Haggar Corp. (NASDAQ-HGGR) announced results for the first quarter ended December 31, 2002.

                For the first quarter of fiscal 2003, Haggar reported net sales of $113,907,000 and a net loss of $2,005,000, or $0.31 on an earnings per share basis. The net loss was anticipated in large part due to the Company’s investment in incremental media advertising, which took place during the first quarter of fiscal 2003.  This compares to the first quarter of fiscal 2002, in which the Company reported $99,330,000 in net sales and a net loss of $15,506,000, or a loss of $2.43 on a per share basis.  As previously reported, in the first quarter of fiscal 2002, the Company recorded a $15,578,000 or $2.44 loss per share for the cumulative effect of a change in accounting principle to reduce goodwill in accordance with the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangibles.”

                J. M. Haggar, III, the Company’s Chairman and Chief Executive Officer, stated, “We are pleased with our performance for the quarter, particularly the strength of our strong sales performance which exceeded market expectations. Our strategic initiatives are paying off through increases in market share.  However, we are disappointed with the reduced margins in the quarter, which are mainly attributable to continued pricing pressures at retail.”

                Frank Bracken, President and Chief Operating Officer, added, “We believe our Fall 2002 advertising campaign for Haggar® comfort fit waist pants was a huge success for Haggar and our customers, generating a 15% increase in sales for the quarter.  The Company increased its strategic media advertising spending by $3,000,000 during the first quarter of fiscal 2003 as compared to the first quarter of fiscal 2002.  We firmly believe the impressions attained from the television and radio advertising drove the consumers to our products during the quarter.  This also helped increase our overall brand equity.”

                David Tehle, Executive Vice President and Chief Financial Officer, noted, “the Company reduced its debt by $29.7 million to $19.3 million as of the end of the first quarter of fiscal 2003, as compared to $49.0 million in debt as of the end of the first quarter of fiscal 2002.  Additionally, the Company has continued to manage its supply chain effectively, reducing the overall inventory levels by $15.8 million to $94.2 million as of the end of the first quarter of fiscal 2003, as compared to $110.1 million as of the end of the first quarter of fiscal 2002.”

                The Haggar Board of Directors continued the $0.05 per share quarterly dividend.  The dividend will be payable on February 24, 2003, to shareholders of record as of February 10, 2003.

-more-

                The Company will file a Form 8K with the Securities and Exchange Commission today with its updated financial projections for fiscal 2003.  The second quarter of fiscal 2003 has an earnings per share forecast of $0.25 - $0.30.  This is lower than previous projections due to retail customers reducing re-orders after a poor holiday selling season, despite solid performance from Haggar products.  Total year projections for fiscal 2003 on an earnings per share basis are $0.84 -$1.01.

                Haggar Clothing Co., a wholly-owned subsidiary of Haggar Corp. is a leading marketer of men’s casual and dress apparel and women’s sportswear, with global headquarters in Dallas, TX.  Haggar markets in the United States, United Kingdom, Canada, Mexico, South Africa, and Indonesia.  Haggar also holds exclusive licenses in the United States to use the Claiborne® trademark and in the United States and Canada to use the DKNY® trademark to manufacture, market, and sell men’s shorts and pants in men’s classification pant departments.  For more information visit the Haggar website at www.haggarcorp.com.

                The statements contained in this release that are not historical facts are forward-looking statements.  These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied by the forward-looking statements; the results could be affected by, among other things, general business conditions, the impact of competition, the seasonality of the Company’s business, labor relations, governmental regulations, unexpected judicial decisions, and inflation.  In addition, the financial results for the quarter just ended do not necessarily indicate the results that may be expected for any future quarters or for any fiscal year.  Investors also should consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  The Company undertakes no obligation to update any such statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any changes in events, conditions, circumstances or assumptions underlying such statements.

-more-

HAGGAR CORP.

Condensed Consolidated	Three Months Ended
Statements of Income	December 31,
	2002	2001
	(In thousands, except per share amounts)
Net sales	$113,907	$99,330
Cost of sales	85,303	70,933
Gross profit	28,604	28,397
Selling, general and administrative expenses	(31,510)	(27,709)
Royalty income	373	395
Other income (expense)	(52)	40
Interest expense	(735)	(1,011)
Income (loss) before provision (benefit) for income taxes
and cumulative effect of accounting change	(3,320)	112
Provision (benefit) for income taxes	(1,315)	40
Income (loss) before cumulative effect
of accounting change	(2,005)	72
Cumulative effect of accounting change	—	(15,578)
Net loss	$(2,005)	$(15,506)
Income (loss) per common share before cumulative
effect of accounting change — Basic/Diluted	$(0.31)	$0.01
Cumulative effect of accounting change per common
share — Basic/Diluted	—	(2.44)
Net loss per common share — Basic/Diluted	(0.31)	(2.43)
Weighted average shares outstanding — Basic/Diluted	6,429	6,381

Condensed Consolidated
Balance Sheet	December 31, 2002	September 30, 2002
Assets	(In thousands)
Cash and cash equivalents	$8,091	$4,124
Accounts receivable, net	47,879	64,284
Inventories	94,235	100,996
Property held for sale	2,157	2,157
Deferred tax benefit	11,944	12,087
Other current assets	5,689	2,766
Total current assets	169,995	186,414
Property, plant and equipment, net	44,225	46,195
Goodwill, net	9,472	9,472
Other assets	8,093	7,896
Total assets	$231,785	$249,977
Liabilities and Stockholders’ Equity
Accounts payable	$29,906	$30,542
Accrued liabilities	33,514	39,448
Other current liabilities	7,532	11,181
Current portion of long-term debt	3,671	3,742
Total current liabilities	74,623	84,913
Long term debt	15,671	21,343
Stockholders’ equity	141,491	143,721
Total liabilities and stockholders’ equity	$231,785	$249,977

Exhibit 99.2

FOR IMMEDIATE RELEASE

HAGGAR CORP. AND THOMAS G. KAHN AGREE TO DISMISS NEVADA LITIGATION

Company Will Provide Agreed Upon Items

DALLAS, January 28, 2003 — Haggar Corp. (Nasdaq: HGGR) and Thomas G. Kahn today announced they have reached an agreement to dismiss the legal action brought by the Company against Mr. Kahn and pending in the U.S. District Court for the District of Nevada.  According to the agreement, the Company and Mr. Kahn have agreed upon the documents, records and other information that the Company will provide relating to the Company’s upcoming 2003 Annual Meeting of Stockholders.

About Haggar Corp.

Haggar Clothing Co., a wholly-owned subsidiary of Haggar Corp., is a leading marketer of men’s casual and dress apparel and women’s sportswear with global headquarters in Dallas, TX.  Haggar markets in the United States, United Kingdom, Canada, Mexico, South Africa, and Indonesia.  The Company also holds exclusive licenses in the United States to use the Claiborne® trademark and in the United States and Canada to use the DKNY® trademark to manufacture, market, and sell men’s shorts and pants in men’s classification pant departments.  For more information visit the Haggar website at www.haggarcorp.com.

Certain statements contained in this press release are forward-looking statements within the meaning of the federal securities laws.  Such forward-looking statements are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this press release to differ materially from those anticipated or implied by the forward-looking statements.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  The Company undertakes no obligation to update any such statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

Contact:

Investors: David Tehle, Executive Vice President and Chief Financial Officer of Haggar Corp., 214-956-4511, or fax, 214-956-4446.

Media: Peter Duda, 212-445-8213, pduda@webershandwick.com